EXHIBIT 10.7

 WAIVER, CONSENT AND INTERCREDITOR AGREEMENT

THIS WAIVER, CONSENT, AND INTERCREDITOR AGREEMENT is entered into as of the 31st day of August, 2010 (this “Agreement”) by and among TAGLICH BROTHERS, INC., a New York corporation ("Taglich") with an address of 275 Madison Avenue, Suite 1618, New York, NY 10016, as collateral agent on its own behalf and for the Purchasers listed on Exhibit A to the Taglich Debt Documents (as hereinafter defined) (together with Taglich, individually and collectively, the “Taglich Note Purchasers”); SHELTER ISLAND OPPORTUNITY FUND, LLC, a Delaware limited liability company (“Shelter Island”) with a place of business, c/o RAM Capital Resources, LLC, at 535 Fifth Avenue, 25th floor, New York, NY 10017; SAH-VUL STRATEGIC PARTNERS I, LLC, a Florida limited liability company (“SVSP”) with an address of 1690 S. Congress Avenue, Suite 200, Delray Beach, FL 33445; GULFSTREAM INTERNATIONAL GROUP, INC. a  Delaware corporation (“Gulfstream” or the “Debtor”) with a place of business at 3201 Griffin Road, Ft. Lauderdale, Florida 33312; and the Gulfstream Subsidiaries signatory hereto below.

RECITALS

WHEREAS, Gulfstream is currently indebted to Shelter Island in the aggregate principal amount of $3,634,000 together with accrued and unpaid interest thereon as of the date hereof in the amount of $11,731.27 (the “Shelter Island Debt”) pursuant to a Securities Purchase Agreement dated August 31, 2008, between Shelter Island and Gulfstream (the “Shelter Island Securities Purchase Agreement”), and that certain $5,100,000 Secured Original Issue Discount Debenture entered into on September 19, 2008, and effective on August 31, 2008, as amended by that Forbearance Agreement and Amendment to Debenture dated February 26, 2010  (together with all other documents executed in connection with the Shelter Island Debt and in effect on the date hereof, collectively, the “Shelter Island Debt Documents”); and

WHEREAS, the obligations of Gulfstream under the Shelter Island Debt Documents are secured by a lien and security interest (the “Shelter Island Lien”) in and to all of the assets and properties of Gulfstream and its Subsidiaries and, all stock in the Subsidiaries, whether now owned or hereafter acquired and any and all additions and accessions to any of the foregoing, and any and all replacements, products, proceeds (including insurance proceeds) and substitutions of any of the foregoing wherever located (collectively, the “Collateral”), subject and subordinate to the first priority lien and security interest in favor of SVSP in the Cuba Business Collateral in accordance with the terms hereof and the first priority lien and security interest in favor of Taglich in the Accounts (other than Accounts arising from the Cuba Business Collateral) ; and

WHEREAS, Gulfstream is currently indebted to the Taglich Note Purchasers in the aggregate principal amount of $1,050,000, together with accrued and unpaid interest thereon as of the date hereof in the amount of $67,148.92 (the "Taglich Debt") pursuant to a Purchase Agreement dated as of February 26, 2010 among Gulfstream, Taglich and the Taglich Note Purchasers (the “Taglich Purchase Agreement”), which Taglich Debt is evidenced by Gulfstream’s notes in the aggregate principal amount of $1,050,000 in favor of the Taglich Note Purchasers, and which are guaranteed by each Subsidiary of Gulfstream  (together with all other documents executed in connection with the Taglich Debt and in effect on the date hereof, collectively, the “Taglich Debt Documents”); and

WHEREAS, the obligations of Gulfstream under the Taglich Debt Documents are secured by a lien and security interest (the “Taglich Lien”) in the “Accounts” (as that term is defined in the Security Agreement dated as of February 26, 2010 among Gulfstream, Taglich, as agent for the Taglich Note Purchasers, and certain subsidiaries of Gulfstream) annexed as an exhibit to the Taglich Purchase Agreement) of Gulfstream and its Subsidiaries, whether now owned or hereafter acquired and any and all additions and accessions to any of the foregoing, and any and all replacements, proceeds (including credit insurance proceeds of such Accounts) and substitutions of any of the foregoing wherever located (collectively, the “Taglich Collateral”) subject and subordinate to the first priority lien and security interest in favor of SVSP in the Cuba Business Collateral in accordance with the terms hereof; and

WHEREAS, Gulfstream (a) is currently indebted to SVSP for $500,000 and may be indebted to SVSP for up to $1,500,000 pursuant to a $1,500,000 Secured Convertible Promissory Note dated as of August 31, 2010 (the "Initial SVSP Note") evidencing a loan or loans from SVSP to Gulfstream in the aggregate principal amount of up to $1,500,000, and (b) may be further indebted to SVSP for up to an additional $1,000,000 upon exercise of an option (the “SVSP Option”) to purchase at any time on or before November 30, 2010, up to an additional $1,000,000 secured convertible promissory note (the “Additional SVSP Note” and with the Initial SVSP Note, the “SVSP Notes”); which SVSP Notes is and will be guaranteed by each Subsidiary of Gulfstream (together with the Loan Documents (as defined in the SVSP Notes) and all other documents executed in connection with the SVSP Debt , collectively, the “SVSP Debt Documents”); and

WHEREAS, the obligations of Gulfstream under the SVSP Debt Documents are secured by: (i) a first priority perfected lien and security interest in favor of SVSP in the Cuba Business Collateral, including without limitation the Assigned Agreement (defined below), (ii) subject and subordinate to the priority lien and security interest in favor of Shelter Island, the Collateral (other than the Cuba Business Collateral) in accordance with the terms hereof, and (iii) subject and subordinate to the first priority lien and security interest in favor of Taglich and the second priority lien and security interest in favor of Shelter Island, in the Accounts (other than Accounts arising from the Cuba Business Collateral), in accordance with the terms hereof; and

WHEREAS, SVSP would not agree to make the loans evidenced by the SVSP Notes unless: (i) the Existing Lenders agree to subordinate their respective Shelter Island Lien and Taglich Lien to the Priority SVSP Lien, and (ii) the Existing Lenders waive any and all financial covenants contained in the Existing Debt Documents for one year from the date of this Agreement, including with respect to Shelter Island, but not limited to, those covenants contained in Section 4.16 of the Shelter Island Securities Purchase Agreement; and

WHEREAS, Shelter Island and Taglich would not agree to permit the Debtor to grant to SVSP the security interests granted under the SVSP Debt Documents unless SVSP enters into this Agreement with such holders of the Existing Debt(s).

TERMS

NOW THEREFORE, the parties hereto agree as follows:

1.             Definitions.  As used herein, the following terms shall be defined as follows:

“Assigned Agreement” means the Services Agreement, dated August 3, 2003, between Gulfstream International Airlines, Inc., a Florida corporation ("GIA"), and Gulfstream Air Charter, Inc., a Delaware corporation (successor to Gulfstream Air Charter, Inc., a Florida corporation), as amended on March 14, 2006, and as may be further amended from time to time, and all rights thereunder and all proceeds thereof, including without limitation: (a) any revenues or other benefits arising thereunder, and all monies, documents or instruments, or other property at any time and from time to time payable, receivable, or otherwise distributable in connection therewith, including, without limitation, proceeds of any insurance, indemnity, warranty or guaranty with respect thereto; (b) all rights, claims, powers, privileges, and remedies thereunder; and (c) all power and authority to enforce, compel performance, perform, collect, receive, and receipt for all or any of the foregoing; as more specifically described in the Collateral Assignment.

“Autec Agreements” means the collective reference to (a) the subcontract agreement (number 05-C-1277-03) dated as of April 1, 2006, between GIA and Computer Sciences Corporation, and (b) the Used Beechcraft 1900D Airliner Operating Lease Agreement dated June 8, 2006, between CSC Applied Technologies LLC, as lessor, and GIA, as lessee.

"Collateral Assignment" means the Security Agreement and Collateral Assignment of Contract from GIA in favor of SVSP dated August 31, 2010.

"Cuba Business Collateral" means the Assigned Agreement and all other rights, revenues, and assets directly or indirectly arising or related to aircraft travel between the United States and Cuba, and all proceeds thereof, as more specifically described in the Collateral Assignment, including, without limitation, special collateral account number: _________; account name: _________; with _________ (together with all amendments, modifications and replacements thereof, the “Collateral Account”), which Collateral Account may be amended, modified or replaced at the sole discretion of SVSP.

"Debt" means any or all of the Existing Debt and the SVSP Debt.

"Debt Documents" means the Shelter Island Debt Documents, the Taglich Debt Documents, and the SVSP Debt Documents.

"Default" means an Existing Debt Default and/or an SVSP Debt Default.

“Enforcement Action” means with respect to Gulfstream or any Subsidiary: (a) to take from or for the account of Gulfstream or any Subsidiary, by set-off or in any other manner, except acceptance of regularly scheduled payments in accordance with the terms of any of applicable debt documents, the whole or any part of any moneys which may now or hereafter be owing by Gulfstream or any Subsidiary, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against Gulfstream or any Subsidiary to (i) enforce payment of or to collect the whole or any part of any debt, or (ii) commence judicial enforcement of any of the rights and remedies regarding any debt, (c) to accelerate any debt, (d) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of Gulfstream or any such co-obligor or guarantor, (e) to file or join in filing any involuntary petition in bankruptcy, or otherwise initiate or participate in similar insolvency reorganization, or moratorium proceedings for the benefit of creditors; (g) to repossess or sell, through judicial proceedings or otherwise, any of the Collateral; or (h) initiate Proceedings to enforce the existing guaranties.

"Equity Rights" means all rights of SVSP under the SVSP Notes with respect to equity in Gulfstream, including without limitation the right to convert the SVSP Debt to equity as provided in the SVSP Notes, and all other rights and remedies of SVSP under the SVSP Notes relating to SVSP's potential equity interest in Gulfstream.

“Existing Debt(s)” means the Shelter Island Debt and the Taglich Debt.

“Existing Debt Default” means a default in the payment of any of the Existing Debt, or a default in the performance of any term, covenant or condition contained in any of the Existing Debt Documents, or any other occurrence permitting a Existing Lender to accelerate the payment of all or any portion of any of the Existing Debt, and shall also include any SVSP Debt Default.

“Existing Debt Documents” means the Shelter Island Debt Documents and the Taglich Debt Documents.

“Existing Lender(s)” means Taglich, the Taglich Note Purchasers, and Shelter Island.

“Existing Lien(s)” means the Shelter Island Lien and the Taglich Lien.

"Lender(s)" means the individual or collective reference, as applicable, to Shelter Island, Taglich and/or SVSP.

"Liens" means the Existing Liens and the SVSP Liens.

"Priority Shelter Island Lien" means a first priority perfected lien and security interest in favor of Shelter Island in all Collateral (other than the Accounts and the Cuba Business Collateral, as to which Shelter Island's liens and security interests shall have the respective priorities set forth herein).

"Priority SVSP Lien" means a first priority perfected lien and security interest in favor of SVSP in the Cuba Business Collateral, including without limitation, the Assigned Agreement to secure up to $2.5 million of SVSP Notes, plus accrued interest thereon.

"Priority Taglich Lien" means a first priority perfected lien and security interest in favor of Taglich in all Accounts, but excluding the Cuba Business Collateral.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of Gulfstream or any Subsidiary.

"Subordinated Existing Lender Liens" means any and all liens and security interests in favor of any Existing Lender in the Cuba Business Collateral, which shall be junior, subject, and subordinated to the Priority SVSP Lien, subject to and in accordance with the terms hereof.

"Subordinated SVSP Lien" means a perfected lien and security interest in favor of SVSP in (i) all Collateral (other than the Cuba Business Collateral), junior only to the Priority Shelter Island Lien, subject to and in accordance with the terms hereof; and (ii) Accounts (other than Accounts arising from the Cuba Business Collateral), junior only to the Priority Taglich Lien and the Priority Shelter Island Lien, subject to and in accordance with the terms hereof.

“Subsidiaries” means the collective reference to Gulfstream International Airlines, Inc., a Florida corporation, Gulfstream Training Academy, Inc., a Florida corporation, Gulfstream Connection, Inc., a Florida corporation and GIA Holdings Corp., Inc., a Delaware corporation.

“SVSP Debt ” means indebtedness of up to $2,500,000, as may be evidenced by the SVSP Notes, and interest accrued thereonall obligations of Gulfstream and its Subsidiaries to SVSP under the SVSP Notes and the other Loan Documents (as defined in the SVSP Notes).

“SVSP Debt Default” means a default in the payment of the SVSP Debt or in the performance of any term, covenant or condition contained in any SVSP Debt Documents, or any other occurrence permitting SVSP to accelerate the payment of all or any portion of the SVSP Debt , and shall also include any Existing Debt Default.

"SVSP Liens" means the Priority SVSP Lien and the Subordinated SVSP Lien.

2.             Consent, Subordination, Waiver and Covenants.

(a) Subject in each case to the terms of this Agreement, each Existing Lender hereby:

(i) consents to the SVSP Debt Documents, the SVSP Debt, the Priority SVSP Lien, the  Subordinated SVSP Lien, and the incurrence, granting, performance and enforcement thereof, and agrees that the entering into and performance thereof by Gulfstream and the Subsidiaries in accordance with their terms shall not constitute a default under any of the Existing Debt Documents, and waives any and all terms, covenants and conditions of the Existing Debt Documents that conflict with or are inconsistent with the foregoing;

(ii) subordinates, and, as between SVSP and each Existing Lender, as applicable, makes inferior in priority, operation and effect, for all purposes and in all respects, the Subordinated Existing Lender Liens to the Priority SVSP Lien, regardless of the time, manner or order of perfection of any such liens and security interests;

(iii) agrees that it will not contest the validity, perfection, or enforceability of the SVSP Debt, the SVSP Debt Documents, the Priority SVSP Lien, the Subordinated SVSP Lien, and that the priority among the Lenders with respect to the Liens shall be as set forth in this Agreement; and

(iv) consents to the filing by SVSP and its agents of UCC Financing Statements related to the SVSP Debt, the Priority SVSP Lien, the Subordinated SVSP Lien, and to evidence the priority thereof in accordance with the terms of this Agreement.

(b) Taglich hereby further agrees to waive the application of any and all financial covenants contained in the Taglich Debt Documents through December 31, 2010.  Shelter Island hereby further agrees to waive the application of the financial covenants arising under Section 4.16 of the Shelter Island Securities Purchase Agreement for the periods ending June 30, 2010, September 30, 2010 and December 31, 2010 and the application of the covenants under Section 4.14 of the Shelter Island Securities Purchase Agreement.

(c) Subject in each case to the terms of this Agreement, and without limiting any Equity Rights of SVSP, SVSP hereby:

(i) consents to the Existing Debt Documents, the Existing Debt, the Priority Shelter Island Lien, the Priority Taglich Lien, and the incurrence, granting, performance and enforcement thereof, and agrees that the entering into and performance thereof by Gulfstream and the Subsidiaries in accordance with their terms shall not constitute a default under any of the SVSP Debt Documents; and

(ii) subordinates, as between SVSP and each Existing Lender, as applicable, and makes inferior in priority, operation and effect, for all purposes and in all respects, the Subordinated SVSP Lien to the Priority Shelter Island Lien and the Priority Taglich Lien, regardless of the time, manner or order of perfection of any such liens and security interests.

(iii)  agrees that it will not contest the validity, perfection, or enforceability of the Shelter Island Lien, the Taglich Lien or the Existing Debt Documents and that the priority among the Lenders with respect to the Liens shall be as set forth in this Agreement; and

(iv) consents to the filing by the Existing Lenders and their agents of UCC Financing Statements or continuation statements related to the Existing Debt, the Existing Liens and to evidence the priority thereof in accordance with the terms of this Agreement.

(d) Should any party to this Agreement accept or receive any payment from Gulfstream or any of its Subsidiaries in contravention of this Agreement, such party shall promptly notify the other parties hereto, and the party or parties receiving such payment will hold the same in trust for the party or parties entitled to receive the same.

3.             Enforcement Actions.  No Lender will, while this Agreement is in effect, initiate any Enforcement Action to seek or enforce collection of any debt, or otherwise accelerate such debt, including the filing of a claim or a petition for relief in bankruptcy or similar proceedings, except to the extent otherwise permitted under its respective Debt Documents, each Lender may proceed to declare a default under its Debt Documents, accelerate or demand payment of the Debt Documents held by it, and enforce any other right or remedy available to it against Gulfstream or any Subsidiary; provided, however, that if a Lender determines to accelerate the Debt owed to it, or to demand payment thereof, or to declare a default thereunder, or take any other action to enforce rights or remedies thereunder, it shall give no less than five (5) business days' prior written notice to the other Lenders that there exists a Default, and such Default has not been cured or waived.  Any and all proceeds or recoveries from such efforts by Lenders shall be subject to the provisions of this Agreement.

4.             Lien Priorities.  Without limiting any of the foregoing, each of the parties hereto acknowledge and agree, notwithstanding the date, manner, or order of perfection of the security interests in and liens on any collateral, and notwithstanding any provision of the Uniform Commercial Code or any applicable law or decision, as between the Lenders, the Lenders shall rank as follows with respect to their respective security interests in the collateral referenced herein:

(a) With respect to the Cuba Business Collateral: (i) SVSP has a first priority lien and security interest in the Cuba Business Collateral, and all payments and proceeds arising thereunder at any time; (ii) any payments or proceeds arising under the Cuba Business Collateral received by or on behalf of any Existing Lender before payment in full of the SVSP Debt shall be held in trust for and promptly paid to SVSP; (iii) Shelter Island’s lien and security interest in the Cuba Business Collateral shall be second in priority, subject only to the Priority SVSP Lien; and (iv) Taglich shall have no lien or security interest in the Cuba Business Collateral.

(b) With respect to the Collateral (other than the Cuba Business Collateral and the Accounts), that: (i) Shelter Island has a first priority lien and security interest in the Collateral (other than the Cuba Business Collateral and the Accounts), and all payments and proceeds arising thereunder at any time; (ii) any payments or proceeds arising under the Collateral (other than the Cuba Business Collateral and the Accounts) received by or on behalf of any Lender other than Shelter Island before payment in full of the Shelter Island Debt shall be held in trust for and promptly paid to Shelter Island; (iii) SVSP’s liens and security interests in the Collateral (other than the Cuba Business Collateral and the Accounts), shall be second in priority, subject only to Shelter Island’s lien and security interest in the Collateral; and (iv) Taglich shall not have a lien or security interest in the Collateral or the Cuba Business Collateral.

(c) With respect to the Accounts (other than accounts arising from the Cuba Business Collateral), that: (i) Taglich has a first priority lien and security interest therein, and all payments and proceeds arising thereunder at any time; (ii) any payments or proceeds arising under the Accounts (other than accounts arising from the Cuba Business Collateral) received by or on behalf of any Lender other than Taglich before payment in full of the Taglich Debt shall be held in trust for and promptly paid to Taglich; (iii) Shelter Island’s lien and security interest in the Accounts (other than accounts arising from the Cuba Business Collateral) shall be second in priority, subject only to the Priority Taglich Lien therein; and (iv) SVSP’s lien and security interest in the Accounts (other than accounts arising from the Cuba Business Collateral) shall be third in priority, subject only to the Priority Taglich Lien and the Priority Shelter Island Lien in such Accounts (other than accounts arising from the Cuba Business Collateral) as provided for herein.

5.             Intentionally Omitted.

6.             Payments After Declaration of Default, Acceleration, or Demand for Payment.  In the event of receipt by a Lender of any payments under its respective Debt Documents after the first to occur of a declaration of default under the Debt Documents of any Lender or acceleration or demand for payment of any Lender, all money collected or received by the Lenders such payments shall be held in trust by the Lender receiving any such payment, and shall promptly be applied as follows:

(a) All proceeds of the Cuba Business Collateral shall be paid to SVSP for application to the SVSP Debt.  After the SVSP Debt is paid in full, and to the extent that Shelter Island has a security interest therein, the remaining proceeds thereof shall be paid to Shelter Island for application to the Shelter Island Debt.

(b) All proceeds of the Collateral (other than the Cuba Business Collateral and the Accounts) shall be paid to Shelter Island for application to the Shelter Island Debt.  After the Shelter Island Debt is paid in full, any remaining proceeds thereof shall be paid to SVSP for application to the SVSP Debt.

(c) All proceeds of the Accounts (other than the Cuba Business Collateral) shall be paid to Taglich for application to the Taglich Debt.  After the Taglich Debt is paid in full, any remaining proceeds of the Accounts (other than Accounts arising from the Cuba Business Collateral) shall be paid to Shelter Island for application to the Shelter Island Debt.  After the Shelter Island Debt is paid in full, any remaining proceeds of the Accounts shall be paid to SVSP for application to the SVSP Debt.

7.             Notice of Default.  Each Lender agrees to give the other Lenders notice of the occurrence of any Default of the Debt owed to such Lender in accordance with the terms hereof.  Notwithstanding the foregoing, the failure to provide any such notice shall not affect the rights of the party to whom such notice is owed under this Agreement.

8.           Prepayments.  Except for the absolute rights upon the occurrence and during the continuation of a Default or Event of Default of (i) SVSP to demand and receive prepayments of SVSP Debt with respect to the Priority SVSP Lien, (ii) Shelter Island to demand and receive prepayments of Shelter Island Debt with respect to the Priority Shelter Island Lien, and (iii) Taglich to demand and receive prepayments of Taglich Debt with respect to the Priority Taglich Lien; neither the Debtor nor any Subsidiary shall prepay, in whole or in part, any indebtedness or other obligations in respect of Debt without the prior written consent of the Lenders

9.             Additional Agreements of the Parties.

9.1           Offering Proceeds.

(a) In the event of any public or private offering of equity securities of Gulfstream or any debt securities of Gulfstream that are convertible into or exchangeable for equity securities of Gulfstream, which, either in one such offering or a series of offerings, raises less than $3,500,000 of equity, the net proceeds (defined as gross proceeds less sales commissions, underwriting discounts and other customary offering expenses) received by Gulfstream shall be applied as follows:

(1)  first to the purchase of aircraft currently under lease;

(2)  second, to pay the cash portion of the consideration payable for the potential acquisition of “Project M” (the terms of which have been previously identified to SVSP); provided, that the terms of such acquisition do not otherwise violate any affirmative or negative covenants of the Debtor to the Lenders;

(3)  third, to provide Gulfstream and its Subsidiaries with working capital in such amounts as shall be reasonably acceptable to Gulfstream and reasonably acceptable to the Lenders; and

(4) fourth, to the Lenders in pro-rata amounts, as the then outstanding amount of the respective Debt held by each of them bears to aggregate Debt then owed to all Lenders.

(b)  In the event of any public or private offering of equity securities of Gulfstream or any debt securities of Gulfstream that are convertible into or exchangeable for equity securities of Gulfstream which, in one such offering or a series of offerings, raises in excess of $3,500,000 of equity, the net proceeds (defined as gross proceeds less sales commissions, underwriting discounts and other customary offering expenses) received by Gulfstream shall be applied as follows: 10% of each dollar of net proceeds raised in excess of $3,500,000 (the “Excess”) shall be delivered to Shelter Island as a prepayment on the Shelter Island Debt which shall be applied in the inverse order of maturity and Shelter Island shall waive the prepayment fee on such proceeds.  The remaining balance of such proceeds shall be applied in accordance with clause (a) above.

9.2           Sale of Certain Specific Assets.  In the event that by December 31, 2010, Gulfstream shall have not raised at least $3,500,000 of equity capital, at the request of SVSP, the Debtor shall engage the services of an independent investment banker acceptable to SVSP and the Existing Lenders to sell all of its rights under the Autec Agreements or the Assigned Agreement (the “Specific Assets”).  In such connection, the Debtor shall complete an offering memorandum or information statement in respect of the Specific Assets by November 30, 2010 and engage the services of an acceptable investment banker by January 10, 2011.  The final terms and conditions under which such Specific Assets shall be sold shall be acceptable to SVSP and Shelter Island.  Notwithstanding anything to the contrary in this Agreement, all net proceeds from a sale of (i) the Autec Agreements shall be delivered (A) first, to the extent of any proceeds from the Accounts included in the Autec Agreements, to Taglich for application against the then outstanding amount of the Taglich Debt and all interest accrued thereon, (B) then to Shelter Island for application against the then outstanding amount of the Shelter Island Debt and all interest accrued thereon, and (C) thereafter, any excess net proceeds available, if any, shall be payable to SVSP in reduction of the SVSP Debt, and (ii) the Assigned Agreement shall be delivered first, to SVSP for application against the then outstanding amount of the SVSP Debt and all interest accrued thereon, and thereafter any excess net proceeds, if any, shall be payable to Shelter Island in reduction of the Shelter Island Debt.

9.3           Subordination Fee.  In consideration for its entering into this Agreement and subordinating its Shelter Island Lien to the Priority SVSP Lien, the Debtor agrees to pay to Shelter Island a fee in the amount of $250,000, which fee shall be fully earned upon execution of this Agreement, and payable as follows:

(a)  $125,000 payable in cash, at the rate of $41,667 on the date of this Agreement, and $41,666 in two additional installments payable immediately following each $500,000 advance by SVSP under the Initial SVSP Note, which are expected to be made on or before September 10, 2010 and September 24, 2010, respectively.  In the event that the additional $500,000 advances are not made by SVSP in accordance with the previous sentence, the two remaining installments of $41,667 payable to Shelter Island shall be due and payable 45 days from the execution of this Agreement; and

(b) a $125,000 increase in the notes evidencing the Shelter Island Debt upon execution of this Agreement.

10.           Representations and Warranties.

(a) Shelter Island hereby represents and warrants to SVSP that as of the date hereof: (i) Shelter Island is duly formed and validly existing under the laws governing its formation; (ii) Shelter Island has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (iii) the execution of this Agreement by Shelter Island will not violate or conflict with the organizational documents of Shelter Island, any material agreement binding upon Shelter Island or any law, regulation or order or require any consent or approval which has not been obtained; (iv) this Agreement is the legal, valid and binding obligation of Shelter Island, enforceable against Shelter Island in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (v) Shelter Island is the sole owner, beneficially and of record, of the Shelter Island Debt Documents and the Shelter Island Debt, and (vi) Shelter Island has a warrant to purchase 900,257 shares of Gulfstream’s common stock and a warrant to purchase 70,000 shares of Gulfstream’s common stock.

(b) Taglich hereby represents and warrants to SVSP that as of the date hereof: (i) Taglich is duly formed and validly existing under the laws governing its formation; (ii) Taglich has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, (iii) Taglich has obtained the approval of a majority of the Taglich Note Purchasers which approval is all of the authorization required of the Taglich Note Purchasers, (iv) Taglich will obtain approvals from 100% of the Taglich Note Purchasers by not later than September 10, 2010, (v) this Agreement is valid and binding with respect to the Taglich Debt, the Taglich Collateral, and the Taglich Note Purchasers; (vi) the execution of this Agreement by Taglich will not violate or conflict with the organizational documents of Taglich, any material agreement binding upon Taglich, including, without limitation the Taglich Purchase Agreement, or any law, regulation or order or require any consent or approval which has not been obtained; (vii) this Agreement is the legal, valid and binding obligation of Taglich, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; and (viii) the Taglich Note Purchasers are the sole owners, beneficially and of record, of the Taglich Debt and the notes evidencing such debt.  Taglich hereby further represents and warrants to SVSP that Taglich has provided written notice of this Agreement and the terms hereof to the Taglich Note Purchasers.

(c) SVSP hereby represents and warrants to the Existing Lenders that as of the date hereof: (i) SVSP is duly formed and validly existing under the laws of the State of Florida; (ii) SVSP has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (iii) the execution of this Agreement by SVSP will not violate or conflict with the organizational documents of SVSP, any material agreement binding upon SVSP or any law, regulation or order or require any consent or approval which has not been obtained; and (iv) this Agreement is the legal, valid and binding obligation of SVSP, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

(d) Gulfstream hereby represents and warrants to SVSP and Existing Lenders that as of the date hereof: (i) Gulfstream is duly formed and validly existing under the laws of the State of Delaware; (ii) Gulfstream has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (iii) the execution of this Agreement by Gulfstream will not violate or conflict with the organizational documents of Gulfstream, any material agreement binding upon Gulfstream or any law, regulation or order or require any consent or approval which has not been obtained; and (iv) this Agreement is the legal, valid and binding obligation of Gulfstream, enforceable against Gulfstream in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

11.           SVSP Equity Rights.  Notwithstanding anything to the contrary herein, nothing in this Agreement will limit or impair SVSP's Equity Rights.

12.           Costs.  Gulfstream shall pay or reimburse the Lenders for all of their costs and expenses incurred in connection with the administration, supervision, collection, or enforcement of or preservation of any rights under, this Agreement, including, without limitation, the fees and disbursements of counsel for the Lenders, including attorneys’ fees out of court, in trial, on appeal, in bankruptcy Proceedings, or otherwise.  If Taglich fails to obtain 100% of the consents required by Section 10(b)(iv) of this Agreement, and any claim is asserted by any holder of Taglich Debt or any other third party that Taglich was not authorized to execute this Agreement, Taglich agrees to pay SVSP for all of its costs and expenses incurred in connection with the enforcement of, or the preservation of any rights under, this Agreement against any holder of Taglich Debt or Taglich, including, without limitation, the fees and disbursements of counsel for SVSP, including attorneys’ fees out of court, in trial, on appeal, or otherwise, regardless of whether SVSP is the prevailing party.

13.           Modification.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Lenders, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

14.           Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

15.           Notices.  Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth in the Recitals and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 12:00 noon (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

16.           Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of SVSP, Existing Lenders and Gulfstream. To the extent permitted under their respective debt documents, any lender may, from time to time, without notice to is the other lender, assign or transfer any or all of their debt or any interest therein to any person or entity, provided however, that any assignee must agree to assume and be bound by all terms hereof, and must accept such assignment subject to the terms of this Agreement, and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the assigned debt shall, subject to the terms hereof, be and remain subject to the terms and conditions of this Agreement, and every permitted assignee or transferee of any of the assigned debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the assigned debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

17.           Relative Rights.  This Agreement shall define the relative rights of SVSP and Existing Lenders.  Nothing in this Agreement shall (a) impair, as among Gulfstream and SVSP and as between Gulfstream and Existing Lenders, the obligation of Gulfstream with respect to the payment of the SVSP Debt and the Existing Debt in accordance with their respective terms or (b) affect the relative rights of SVSP or any Existing Lender with respect to any other creditors of Gulfstream.

18.           Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Existing Debt Documents, the provisions of this Agreement shall control and govern; provided that, solely as between and with respect to the Existing Lenders, in the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of that certain Waiver, Consent and Intercreditor Agreement dated as of February 26, 2010 among Taglich, as Collateral Agent, Shelter Island and Gulfstream (the “February Intercreditor Agreement”), solely as to any of the relative rights, remedies and obligations of Taglich or the Taglich Note Purchasers, on the one hand, and Shelter Island, on the other hand, not relating to or involving any of the rights, remedies and obligations of SVSP, the provisions of the February Intercreditor Agreement shall govern.

19.           Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

20.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.           Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

22.           Applicable Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Florida, without regard to conflicts of law principles.

23.           CONSENT TO JURISDICTION.  EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF FLORIDA AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, EACH PARTY WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO COMPLY WITH DISCOVERY REQUIREMENTS AND SCHEDULES AS SET BY THE COURT OR OTHER DULY APPOINTED ARBITER OF SUCH PROCEEDING.

24.           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE DEBT DOCUMENTS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE RESPECTIVE DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF PARTIES WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

25.           Bankruptcy.  To the extent that any Lender receives payments on or proceeds of any collateral that is subject to this Agreement which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds actually returned or repaid by such Lender, the debt owed to such Lender, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Lender.  Each of the Lenders further agrees that if any Lender determines to provide debtor-in-possession financing to the Debtor, no Lender shall “roll-up” its existing pre-petition Debt into a debtor-in-possession credit facility without the prior written consent of all of the other Lenders.

26.           Additional Indebtedness.  Each of the parties hereto acknowledge and agree that after giving effect to the transactions contemplated by the SVSP Debt Documents, the Debtor’s assets are fully encumbered and there is no remaining equity in the Debtor’s assets to provide collateral security for additional indebtedness for borrowed money without resulting in the diminution in the value of each of the Lender’s liens and security interests.  Debtor and each of its Subsidiaries shall be required to obtain the consent of each of the Lenders before any of them shall be authorized to incur any further indebtedness for borrowed money, regardless of whether  bankruptcy proceedings have commenced regarding Debtor or any Subsidiary.

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IN WITNESS WHEREOF, the parties hereto have executed the within as of the date first above written.

TAGLICH BROTHERS, INC., a New York corporation, on its own behalf and as collateral agent (for the Purchasers):

By:	/s/ Robert C. Schroeder
Name: Robert C. Schroeder
Title: Vice President

SHELTER ISLAND OPPORTUNITY FUND, LLC, a Delaware limited liability company

By:	/s/ Michael Coiley
Name: Michael Coiley
Title: Authorized Signatory

GULFSTREAM INTERNATIONAL GROUP, INC., a Delaware corporation

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

SAH-VUL STRATEGIC PARTNERS I, LLC, a Florida limited liability company

By:	/s/ William J. Caragol
Name: William J. Caragol
Title: Manager

ACCEPTED AND AGREED TO: GIA HOLDINGS CORP., INC., a Delaware corporation

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

GULFSTREAM INTERNATIONAL AIRLINES, INC., a Florida corporation

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

GULFSTREAM TRAINING ACADEMY, INC., a Florida corporation

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

GULFSTREAM CONNECTION, INC., a Florida corporation

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President